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Exhibit A

                            JOINT FILING AGREEMENT

     We, Telenor East Invest AS and Telenor AS, the signatories of the amendment to the statement on Schedule 13D to which this Agreement is attached hereby agree that such amendment is filed jointly by Telenor East Invest AS and Telenor AS. Any subsequent amendments thereto filed by either of us will be filed jointly on behalf of Telenor East Invest AS and Telenor AS. The undersigned hereby agree that the joint filing agreement dated November 4, 1999 between Telenor East Invest AS, Telenor AS and Newtel AB is hereby terminated, and that such Agreement shall be replaced by this Joint Filing Agreement.

Dated:   March 31, 2000                        TELENOR EAST INVEST AS

                                               By /s/ Henrik Torgersen
                                                  --------------------
                                                  Henrik Torgersen
                                                  Attorney-in-Fact

                                               TELENOR AS

                                               By /s/ Henrik Torgersen
                                                  --------------------
                                                  Henrik Torgersen
                                                  Attorney-in-Fact

                                               NEWTEL AB

                                               By /s/ Peter Pay
                                                  --------------------
                                                  Name  Peter Pay
                                                  Title Attorney-in-Fact